EXHIBIT 99.1

S&W Announces Third Quarter Fiscal 2019 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Robert Blum, Joe Dorame, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - May 9, 2019 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the third quarter of fiscal 2019 ended March 31, 2019.

"The execution of the strategic plan we implemented over the last year to create a leading multi-crop, middle-market agricultural company is progressing well," commented Mark Wong, President & CEO of S&W Seed Company. "During the quarter, we further integrated our acquisition of the Chromatin sorghum assets, including our farmer-dealer network that significantly broadens our reach within the United States, and continued our advancement of key next generation trait technologies. We are tracking ahead of our original expectations for revenue and EBITDA contribution from our recent sorghum acquisition and anticipate potential additional synergies as we look to accelerate the execution of our international cross-selling opportunities in the coming quarters, particularly in Europe and Australia."

"A key focus of management and the board has been to evolve beyond our dependence on certain geographical markets which carry higher political, regulatory, and economic risks. The importance of this shift came clearly into view during the quarter as we were able to stay on budget for the year despite not making certain shipments of alfalfa seed to Sudan due to the recent political instability. The realignment of our organization across geographic lines (as opposed to product lines), which has renewed our sales focus, should only enhance our diversification going forward."

Mr. Wong concluded, "We feel that the agricultural market headwinds that commenced in 2016 continue to provide an opportunity for a forward-looking, long-term focused company like S&W. Our recent Chromatin acquisition, which is exceeding our initial expectations, is a strong example to build from. I believe the agricultural platform we are building has tremendous value and creates opportunities to expand our product and distribution capabilities in a highly accretive way. I look forward to the continued hard work of the team paying off for shareholders in the coming years."

Financial Results

(Note to readers: As S&W adopted the requirements of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606) as of July 1, 2018, using the modified retrospective method, there is a lack of comparability of current financial results to prior fiscal periods.)

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2019		2018	2019		2018
	ASC 606	ASC 605	ASC 605	ASC 606	ASC 605	ASC 605
Distribution and production agreements - Pioneer	$7,868,654	$12,495,081	$18,688,623	$37,054,268	$30,630,207	$36,790,423
Other product sales	10,225,275	10,225,275	4,215,599	25,497,136	25,497,136	16,768,880
Services	82,237	82,237	44,948	325,895	325,895	634,379
	$18,176,166	$22,802,593	$22,949,170	$62,877,299	$56,453,238	$54,193,682

For the third quarter of fiscal 2019, S&W reported revenue of $18.2 million, compared to revenue of $22.9 million in the third quarter of fiscal 2018. Of the $18.2 million of revenue in the third quarter of fiscal 2019, S&W recognized approximately $5.2 million from its recent sorghum acquisition which occurred on October 25, 2018. The decrease in revenue from the prior year is primarily related to the timing of revenue recognition pursuant to its adoption of ASC 606 effective July 1, 2018, which accelerated revenue from its agreement with Pioneer to the first quarter of fiscal 2019 as opposed to the second and third quarters of fiscal 2019 as well as an impact from the political instability in Sudan, partially offset by increases in Saudi Arabia and Argentina. Had the Company reported under the old revenue recognition standard ASC 605, revenue would have been $22.8 million in the third quarter of fiscal 2019. Excluding the impact of the Chromatin acquisition and under the old revenue recognition standard, revenues for the third quarter of fiscal 2019 would have been $17.6 million.

For the first nine months of fiscal 2019, S&W reported revenue of $62.9 million compared to $54.2 million for the first nine months of fiscal 2018. Of the $62.9 million of revenue in the nine months ended March 31, 2019, S&W recognized approximately $6.7 million from its recent sorghum acquisition. Had the Company reported under the old revenue recognition standard ASC 605, revenue would have been $56.5 million for the first nine months of fiscal 2019. Excluding the impact of the Chromatin acquisition and reporting under the old revenue recognition standard ASC 605, revenues for the first nine months of fiscal 2019 would have been $49.8 million.

Gross margins during the third quarter of fiscal 2019 were 26.3% compared to gross margins of 29.0% in the third quarter of fiscal 2018. Gross margins during the first nine months of fiscal 2019 were 23.8% compared to gross margins of 25.2% in the first nine months of fiscal 2018. The decrease in gross profit margins was primarily due to product sales mix. The sales pricing under our production agreement expiring in May 2019 is lower in fiscal 2019 than in the prior year.

Adjusted operating expenses, excluding transaction related expenses (see Table A1), in the third quarter of fiscal 2019 was $7.4 million compared to $4.6 million in the third quarter of fiscal 2018. The increase in operating expenses for the third quarter of fiscal 2019 can be attributed to approximately $1.8 million of additional expenses from the newly acquired sorghum operations, coupled with $1.0 million of additional investments in our sales and marketing and product development functions. Adjusted operating expenses, excluding transaction related expenses (see Table A2), in the first nine months of fiscal 2019 was $17.9 million compared to $13.2 million in the first nine months of fiscal 2018. The increase in operating expenses for the first nine months of fiscal 2019 can be attributed to approximately $2.9 million of additional expenses from the newly acquired sorghum operations, coupled with $1.8 million of additional investments in our sales and marketing and product development functions.

GAAP net loss for the third quarter of fiscal 2019 was $(3.3) million, or $(0.10) per basic and diluted share, compared to GAAP net income of $1.8 million, or $0.07 per basic and diluted share, in the third quarter of fiscal 2018. GAAP net loss for the first nine months of fiscal 2019 was $(6.1) million, or $(0.21) per basic and diluted share, compared to GAAP net loss of $(0.4) million, or $(0.02) per basic and diluted share, in the first nine months of fiscal 2018.

Adjusted non-GAAP net loss (see Table A1) for the third quarter of fiscal 2019, excluding various items (transaction costs, reduction of anticipated loss on sub-lease land and interest expense - amortization of debt discount), was $(3.2) million, or $(0.10) per basic and diluted share. Adjusted non-GAAP net income (see Table A1) for the third quarter of fiscal 2018, excluding various items (transactions costs and interest expense - amortization of debt discount) was $1.9 million, or $0.08 per basic and diluted share. Adjusted non-GAAP net loss (see Table A2) for the first nine months of fiscal 2019, excluding various items (transaction costs, reduction of anticipated loss on sub-lease land and interest expense - amortization of debt discount), was $(4.8) million, or $(0.17) per basic and diluted share. Adjusted non-GAAP net loss (see Table A2) for the first nine months of fiscal 2018, excluding various items (transactions costs, change in derivative warrant liabilities, interest expense - amortization of debt discount) was $(0.7) million, or $(0.03) per basic and diluted share.

Adjusted EBITDA (see Table B) for the third quarter of fiscal 2019 was $(1.2) million, compared to adjusted EBITDA of $3.1 million in the third quarter of fiscal 2018. Adjusted EBITDA (see Table B) for the first nine months of fiscal 2019 was $0.7 million, compared to adjusted EBITDA of $3.7 million in the first nine months of fiscal 2018.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, May 9, 2019, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation # 10131329. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in March 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Reduction of anticipated loss on sub-lease land. The reduction of anticipated loss on sub-lease land represents a change in estimate of the reserve for the difference between our lease-obligations and our expected sub-lease income on certain land. We exclude this amount as it is a non-recurring income /charge and is unrelated to our core performance during any particular period, and therefore, we believe it is useful to exclude this amount in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in derivative warrant liabilities, and interest expense - amortization of debt discount. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, reduction of anticipated loss on sub-leased land, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, interest expense - amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed and sorghum hybrid, with significant research and development, production and distribution capabilities. S&W also provides hybrid sunflower and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit >www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, the progress of our transition to becoming a multi-crop, middle-market agricultural company; anticipated revenue and EBITDA contribution and anticipated synergies from our acquisition of Chromatin's assets; our expectations of continued improvement in our business due to our customer centric strategies and realignment of our organization across geographic lines; and statements regarding the advancement of our strategic plans.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that the Chromatin acquisition may not provide the anticipated benefits; our shift to customer centric strategies and the realignment of our organization across geographic lines may not meet our expectations; our strategic initiatives may not achieve the expected results; and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2018 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A-1

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	March 31,			March 31,
	2019			2018

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$18,176,166	-	$18,176,166	$22,949,170	-	$22,949,170

Cost of revenue	13,388,470	-	13,388,470	16,303,436	-	16,303,436

Gross profit	4,787,696	-	4,787,696	6,645,734	-	6,645,734

Operating expenses
Selling, general and administrative expenses	4,610,471	(147,337)	4,463,134	2,676,166	(23,367)	2,652,799
Research and development expenses	1,824,613	-	1,824,613	1,065,323	-	1,065,323
Depreciation and amortization	1,171,057	-	1,171,057	838,585	-	838,585
Disposal of property, plant and equipment loss (gain)	(97,483)	-	(97,483)	-	-	-

Total operating expenses	7,508,658	(147,337)	7,361,321	4,580,074	(23,367)	4,556,707

Income (loss) from operations	(2,720,962)	147,337	(2,573,625)	2,065,660	23,367	2,089,027

Other expense
Foreign currency (gain) loss	4,793	-	4,793	(27,939)	-	(27,939)
Reduction of anticipated loss on sub-lease land	(141,373)	141,373	-	-	-	-
Interest expense - amortization of debt discount	103,362	(103,362)	-	51,185	(51,185)	-
Interest expense	758,669	-	758,669	512,892	-	512,892

Income (loss) before income taxes	(3,446,413)	109,326	(3,337,087)	1,529,522	74,552	1,604,074
Provision for income taxes	(82,411)	-	(82,411)	(248,931)	-	(248,931)
Net income (loss) including noncontrolling interests	$(3,364,002)	109,326	$(3,254,676)	$1,778,453	74,552	$1,853,005

Net loss attributed to noncontrolling interest	(22,102)	-	(22,102)	-	-	-
Net income (loss) attributed to S&W Seed Company	$(3,341,900)	109,326	$(3,232,574)	$1,778,453	74,552	$1,853,005

Net income (loss) attributed to S&W Seed Company per common share:
Basic	$(0.10)		$(0.10)	$0.07		$0.08
Diluted	$(0.10)		$(0.10)	$0.07		$0.08

Weighted average number of common shares outstanding:
Basic	33,267,258		33,267,258	24,335,821		24,335,821
Diluted	33,267,258		33,267,258	24,353,082		24,353,082

Table A-2

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Nine Months Ended			Nine Months Ended
	March 31,			March 31,
	2019			2018

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$62,877,299	-	$62,877,299	$54,193,682	-	$54,193,682

Cost of revenue	47,942,933	-	47,942,933	40,540,193	-	40,540,193

Gross profit	14,934,366	-	14,934,366	13,653,489	-	13,653,489

Operating expenses
Selling, general and administrative expenses	11,840,547	(1,142,653)	10,697,894	8,037,202	(58,314)	7,978,888
Research and development expenses	4,190,280	-	4,190,280	2,662,404	-	2,662,404
Depreciation and amortization	3,061,771	-	3,061,771	2,597,818	-	2,597,818
Disposal of property, plant and equipment loss (gain)	(94,020)	-	(94,020)	(81,776)	-	(81,776)
Impairment charges	-	-	-	-	-	-

Total operating expenses	18,998,578	(1,142,653)	17,855,925	13,215,648	(58,314)	13,157,334

Income (loss) from operations	(4,064,212)	1,142,653	(2,921,559)	437,841	58,314	496,155

Other expense
Foreign currency (gain) loss	(53,638)	-	(53,638)	(5,908)	-	(5,908)
Change in derivative warrant liabilities	-	-	-	(431,300)	431,300	-
Reduction of anticipated loss on sub-lease land	(141,373)	141,373	-	-	-	-
Interest expense - amortization of debt discount	238,754	(238,754)	-	118,284	(118,284)	-
Interest expense	2,057,377	-	2,057,377	1,244,515	-	1,244,515

Income (loss) before income taxes	(6,165,332)	1,240,034	(4,925,298)	(487,750)	(254,702)	(742,452)
Provision for income taxes	(77,878)	-	(77,878)	(48,808)	-	(48,808)
Net income (loss) including noncontrolling interests	$(6,087,454)	1,240,034	$(4,847,420)	$(438,942)	(254,702)	$(693,644)

Net loss attributed to noncontrolling interest	(429)	-	(429)	-	-	-
Net income (loss) attributed to S&W Seed Company	$(6,087,025)	1,240,034	$(4,846,991)	$(438,942)	(254,702)	$(693,644)

Net income (loss) attributed to S&W Seed Company per common share:
Basic	$(0.21)		$(0.17)	$(0.02)		$(0.03)
Diluted	$(0.21)		$(0.17)	$(0.02)		$(0.03)

Weighted average number of common shares outstanding:
Basic	29,043,493		29,043,493	21,861,038		21,861,038
Diluted	29,043,493		29,043,493	21,861,038		21,861,038

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018

Net income (loss)	$(3,341,900)	$1,778,453	$(6,087,025)	$(438,942)

Non-recurring transaction costs	147,337	23,367	1,142,653	58,314

Non-cash stock based compensation	156,175	149,198	533,633	600,231

Depreciation and amortization	1,171,057	838,585	3,061,771	2,597,818

Foreign currency (gain) loss	4,793	(27,939)	(53,638)	(5,908)

Change in derivative warrant liabilities	-	-	-	(431,300)

Reduction of anticipated loss on sub-lease land	(141,373)	-	(141,373)	-

Interest expense - amortization of debt discount	103,362	51,185	238,754	118,284

Interest expense	758,669	512,892	2,057,377	1,244,515

Provision for income taxes	(82,411)	(248,931)	(77,878)	(48,808)

Non-GAAP Adjusted EBITDA	$(1,224,291)	$3,076,810	$674,274	$3,694,204

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	June 30,
	2019	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,883,499	$4,320,894
Accounts receivable, net	12,773,565	13,861,932
Unbilled accounts receivable, net	4,258,450	-
Inventories, net	87,317,928	60,419,276
Prepaid expenses and other current assets	1,458,569	1,279,794
Assets held for sale	1,930,400	-
TOTAL CURRENT ASSETS	110,622,411	79,881,896

Property, plant and equipment, net	22,366,775	13,180,132
Intangibles, net	39,227,992	33,109,780
Goodwill	11,865,811	10,292,265
Other assets	1,317,963	1,303,135
TOTAL ASSETS	$185,400,952	$137,767,208

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$14,323,176	$5,935,454
Deferred revenue	420,739	212,393
Accrued expenses and other current liabilities	3,839,348	3,114,799
Lines of credit, net	49,828,458	32,630,559
Current portion of long-term debt, net	1,082,458	503,012
TOTAL CURRENT LIABILITIES	69,494,179	42,396,217

Long-term debt, net, less current portion	12,245,863	12,977,087
Other non-current liabilities	491,209	651,780

TOTAL LIABILITIES	82,231,251	56,025,084

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
33,297,346 issued and 33,272,346 outstanding at March 31, 2019;
24,367,906 issued and 24,342,906 outstanding at June 30, 2018;	33,297	24,367
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	136,599,137	108,803,991
Accumulated deficit	(27,248,401)	(21,161,376)
Accumulated other comprehensive loss	(6,079,707)	(5,790,662)
Noncontrolling interests	(429)	-
TOTAL STOCKHOLDERS' EQUITY	103,169,701	81,742,124
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$185,400,952	$137,767,208

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,087,454)	$(438,942)
Adjustments to reconcile net loss from operating activities to net cash used in operating activities
Stock-based compensation	533,633	600,231
Change in allowance for doubtful accounts	336,583	20,547
Depreciation and amortization	3,061,771	2,597,818
Gain on disposal of property, plant and equipment	(94,020)	(81,776)
Change in foreign exchange contracts	(53,650)	192,360
Change in derivative warrant liabilities	-	(431,300)
Reduction of anticipated loss on sub-lease land	(141,373)	-
Amortization of debt discount	238,754	118,284
Changes in:
Accounts receivable	1,584,152	8,663,419
Unbilled accounts receivable	(4,258,450)	-
Inventories	(20,442,220)	(32,191,993)
Prepaid expenses and other current assets	(177,526)	(461,883)
Other non-current asset	(15,608)	259,683
Accounts payable	6,569,031	5,236,255
Accounts payable - related parties	-	(216,449)
Deferred revenue	(564,204)	(561,615)
Accrued expenses and other current liabilities	853,767	396,478
Other non-current liabilities	(112,424)	(79,096)
Net cash used in operating activities	(18,769,238)	(16,377,979)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(836,983)	(1,062,406)
Additions to internal use software	(43,000)	-
Proceeds from disposal of property, plant and equipment	423,762	46,218
Acquisition of business, net of cash acquired	(26,354,951)	-
Net cash used in investing activities	(26,811,172)	(1,016,188)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,927,682	22,459,339
Net proceeds from sale of preferred stock	22,373,842	-
Taxes paid related to net share settlements of stock-based compensation awards	(31,081)	(107,047)
Borrowings and repayments on lines of credit, net	17,768,886	(2,371,486)
Payment of contingent consideration obligation	-	(2,500,000)
Borrowings of long-term debt	2,776,973	12,836,896
Debt issuance costs	(411,315)	(257,964)
Repayments of long-term debt	(3,075,170)	(10,470,302)
Net cash provided by financing activities	44,329,817	19,589,436

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(186,802)	48,122

NET (DECREASE) INCREASE IN CASH & CASH EQUIVALENTS	(1,437,395)	2,243,391

CASH AND CASH EQUIVALENTS, beginning of the period	$4,320,894	$745,001

CASH AND CASH EQUIVALENTS, end of period	$2,883,499	$2,988,392